EXHIBIT 99.1
                          COMMODITY PURCHASE AGREEMENT

         This Commodity Purchase Agreement ("Agreement") is made by and between F T Leasing & Financial, Inc., a Colorado corporation ("Purchaser"), whose principal place of business is located at 1216 Columbia Dr., Longmont, Colorado (and its assigns) and Geotec Thermal Generators, Inc. (the "Company"), a Florida corporation that maintains its principal place of business at 110 East Atlantic Avenue, Suite 200, Delray Beach, FL 33444, and is effective as of the last date of execution set forth below.

         WHEREAS, the Company desires to sell over a three-year period, a minimum of two million tons of mined coal annually to Purchaser, subject to and in accordance with the terms and conditions hereof; and

         WHEREAS, the Purchaser desires to purchase coal from the Company for consideration described herein, subject to and in accordance of the terms hereof; and

         NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, considerations, conditions hereinafter set forth, the Purchaser and Company hereby agree as follows:

1. COMMODITY PURCHASED

         Pursuant to this Agreement ("Agreement") the Company agrees to sell to Purchaser on an annual basis (subject to the renewal periods and provisions set forth herein) a minimum of two million (2,000,000) tons of mined coal (the "Coal") located on the land described as 14221 East Arrow Road, Cuba, Illinois 61427 (the "Arrow Road Site") and more specifically defined in the Moss Johnson and Associates Survey with specific legal descriptions attached. The quality and characteristics of the Coal shall be the same as described in the aforementioned Moss Johnson and Associates Survey.

2. TERM OF AGREEMENT

         This Agreement shall be for a period of one (1) year commencing on July 1, 2005. Unless cancelled by either Party in accordance with its terms, this Agreement shall automatically renew for successive one (1) year periods on July 1, 2006 and July 1, 2007.

3. CONSIDERATION

         a. As consideration for each shipment and sale of the Coal during the first year of this Agreement, Purchaser agrees to tender to the Company the geographical market "Spot" price (currently thirty-six dollars ($36.00)) per ton for a total price of US$72,000,000.00 for the first year of the Agreement, payable through the US$25,000,000.00 revolving line of credit described in paragraph b. below. During each successive year of this Agreement, Purchaser agrees to tender the then prevailing geographical market Spot price minus two dollars ($2.00) per ton for Coal purchased from the Company. Purchaser acknowledges that the market Spot price per ton of coal

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fluctuates from time to time and agrees that the price per ton of the Coal under the terms of this Agreement shall likewise fluctuate with prevailing market rates.

         b. In order to secure payment to the Company for each shipment of Coal, Purchaser agrees to procure and have issued a revolving documentary letter of credit (the "Letter of Credit") in substantially the same form as Exhibit "1" attached to this Agreement. The Company shall be identified as the beneficiary of the Letter of Credit. Purchaser agrees that the Letter of Credit shall be for the amount of $25,000,000.00 and at the beginning of each one hundred twenty day revolving period, the Letter of Credit shall be renewed for the above amount. The Letter of Credit shall be irrevocable and its term shall coincide with the term of this Agreement until all sums due and owing to the Company are paid in full. The Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication 500. Other terms of the Letter of Credit shall be consistent with the terms appearing in Exhibit 1.

4. DELIVERY

         Purchaser shall identify as to each shipment of Coal, the location of the railroad head and/or river barge loading site (the "Delivery Site") nearest to the Arrow Road Site where Purchaser desires to have the Coal delivered by the Company. Transfer of ownership of the Coal under the terms of this Agreement and for purposes of transferring funds from Purchaser to the Company pursuant to the Letter of Credit shall be deemed complete upon deposit of the Coal at the Delivery Site and receipt by the Company of a bill of lading for the Coal.

5. PURCHASER REPRESENTATIONS AND WARRANTIES

         In order to induce the Company to offer and sell the Coal the Purchaser represents and warrants to the Company, as follows:

         a. Purchaser Status; Capitalization. The Purchaser is a corporation incorporated and validly existing in good standing under the laws of the State of Colorado and has all requisite power and authority to own its assets and to conduct its business as now conducted.

         b. Valid and Binding Obligation of Purchaser. The Purchaser's execution, delivery, and performance of this Agreement have been authorized by all requisite corporate action of the Purchaser, will not conflict with its bylaws or articles of incorporation, and will not constitute a breach or violation of, or a default under, any material lease, contract, agreement, instrument, indenture, or mortgage to which the Purchaser is a party or to which any significant part of its property is subject. This Agreement is a valid and binding obligation of the Purchaser.

         c. Release and Hold Harmless. Purchaser hereby releases, acquits and hold harmless the Company and its officers, directors, employees, agents, servants and those acting in concert or participation with them from any and all matters having to do with the sale of the Coal and, further, covenants not to sue the Company and its officers, directors, employees, agents, servants and those acting in concert or participation with them with respect to any matters relating to the sale of the Coal.

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         d. Assumption of Liabilities Relating to the Coal. Purchaser agrees that upon delivery of the Coal by the Company, Purchaser shall assume any and all liabilities and contingent liabilities arising from or in any way relating to the Coal. Purchaser acknowledges that the Company specifically rejects retention of any liabilities relating to the Coal.

         e. Indemnification of the Company. The Purchaser agrees to indemnify the Company against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Company arising out of, in any way connected with, or as a result of (i) the Company's sale of the Coal or (ii) the construction or operation of any facility owned or operated by the Purchaser or any affiliate in connection with Purchaser's processing or resale of the Coal, or resulting from any pollution or other environmental condition arising from Purchaser's acquisition of the Coal; (iii) enforcement of this Agreement, or the performance by the Parties of their obligations under this Agreement; and (iv) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Company is a party thereto.

6. COMPANY REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to Purchaser the following:

         a. Company Status. The Company is a corporation incorporated and validly existing in good standing under the laws of the State of Florida and has all requisite power and authority to own its assets and to conduct its business as now conducted.

         b. Valid and Binding Obligation of Company. The Company's execution, delivery, and performance of this Agreement have been authorized by all requisite corporate action of the Company. This Agreement is a valid and binding obligation of the Company.

7. JURISDICTION AND VENUE

         This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Palm Beach County, Florida and the United States District Court for the Southern District of Florida shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Florida. The Purchaser further agrees that the mailing of any process shall constitute valid and lawful process against the Purchaser. The Purchaser waives any claim that the Purchaser may have that any of the foregoing courts is an inconvenient forum.

8. ARBITRATION AGREEMENT

         The Parties agree that all controversies, claims, disputes and matters in question arising out of, or related to, this Agreement, the breach of this Agreement, the purchase of the Company's Securities pursuant to this Agreement or any other matter or claim whatsoever shall

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be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules. Venue for any arbitration between the Parties shall be had and is mandatory in West Palm Beach, Palm Beach County, Florida to the exclusion of all other places of venue, for all matters that arise under this Agreement.

9. TERMINATION

         a. Termination of Agreement. The Parties may terminate this Agreement as provided below:

                  (i) Purchaser and the Company may terminate this Agreement by mutual written consent at any time;

                  (ii) The Company may terminate this Agreement by giving written notice to Purchaser at any time in the event Purchaser has breached any representation, warranty or covenant contained in this Agreement; or in the event that the Company determines, in its sole discretion, that it can make a better or more profitable use of the Coal.

         b. Effect of Termination. If this Agreement is terminated pursuant to this Section, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. No termination of this Agreement shall relieve any party for its breach or violation of this Agreement.

10. MISCELLANEOUS PROVISIONS

         a. Notices. Any notice required or provided for in this Agreement to be given to any party shall be mailed certified mail, return receipt requested, or hand delivered, to the party at the address set forth in the preamble.

         b. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

         c. Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

         d. Fees. In the event that any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

         e. Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

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         f. Amendments. Any amendments to this Agreement shall be in writing signed by all parties.

         g. Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         h. Assignment. This Agreement is assignable by the Parties with ten days written notice by one Party to the other Party.

         i. Waiver. No consent or waiver, expressed or implied, by a party of any breach or default by any other party in the performance by that other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the art of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder.

         j. Counterparts. This agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

         k. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall be continuing and shall survive the execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.


DATE:    June 10, 2005                  F T LEASING & FINANCIAL, INC.

                                        /s/ PAUL FERRUZZA
                                        -------------------------------
                                        PAUL FERRUZZA, PRESIDENT




DATE:    June 10, 2005                  GEOTEC THERMAL GENERATORS, INC.

                                        /s/ BRADLEY T. RAY
                                        -------------------------------
                                        BRADLEY T. RAY,
                                        CHAIRMAN OF THE BOARD

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